EXTENSION AGREEMENT

	THIS EXTENSION AGREEMENT (the "Extension Agreement") is entered into as of the 31st day of August, 2002 by and between Joel Arberman and the persons whose signatures appear below.

	Whereas Joel Arberman and the persons whose signatures appear below entered into a Stock Option Agreement ("Option Agreement"), dated March 6, 2002, and extension thereto on July 1, 2002.

	Whereas, the parties have agreed to amend the exercise periods and other terms described on Schedule 1.1 attached to the Option
Agreement.

	Now therefore:



1.	In consideration of the sum of $10.00 and other good and valuable consideration, the receipt of which is acknowledged by the parties, the parties agree to amend the exercise periods and other terms described on Schedule 1.1 attached to the Option
Agreement to reflect the exercise periods and other terms described on Schedule 1.1 attached to this Extension Agreement.

2.	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

	IN WITNESS WHEREOF, the parties have executed this Extension Agreement as of the date first written above.

________________________			________________________
Witness						Joel Arberman

________________________			________________________
Witness						Barry Kaplan

________________________			________________________
Jeffery C. Taylor				John Kevorkian

________________________			________________________
William Bosso					Jeffery C. Taylor

________________________			________________________
Mario Chang					The Nelson Trust,
                                                Shari Schulweis, Trustee

________________________
Rudolph Services Group, Inc.,
Patrick O'Keefe, President

                             Schedule 1.1

                      Transfer of Shares of Stock

	Pursuant to the terms of the Option Agreement, on the Effective Date, in exchange for $35,000 cash, the Stockholder shall grant and each Optionee shall acquire, the Option(s), whereby during the Exercise Periods described below, each Optionee will be provided the opportunity to exercise such Option(s) and purchase the Stockholder's shares of common stock of PR Specialists in exchange for cash consideration, all pursuant to the terms and conditions set forth below.

	Pursuant to the terms of the Option Agreement, the Optionee (or his agent) agrees to deliver to the Stockholder (or his agent) all of the consideration set forth next to such Optionee's name. Also, pursuant to the terms of the Option Agreement, the Stockholder (or his agent) agrees to deliver to the Optionee (or his agent) the Stockholder's original PR Specialists common stock share certificates, along with any necessary stock transfer stamps and duly executed stock powers in a form satisfactory to the Optionee (or his agent).


--------------------------------------------------------------------------------------------------
Name and Address                  No. of shares     Per Share        Total       Exercise Period
of Optionee                            of         Consideration  Consideration       From-To
                                  Stockholder's    to be Paid      to be Paid
                                  PR Specialists      Upon         Upon Full
                                   common stock    Exercise of    Exercise of
                                   under Option     Option $        Option $

--------------------------------------------------------------------------------------------------

Barry Kaplan                          27,551          $0.10        $2,755.10       5/1/02-7/31/02
934 N. University Drive, #158         27,551          $0.10        $2,755.10       8/1/02-10/31/02
Coral Springs, FL 33071               27,551          $0.10        $2,755.10       9/1/02-11/30/02
                                      27,551          $0.10        $2,755.10       10/1/02-12/15/02
                                      27,551          $0.10        $2,755.10       12/1/02-1/15/03
                                      27,551          $0.10        $2,755.10       1/1/03-2/15/03
                                      27,551          $0.10        $2,755.10       2/1/03-3/15/03

John Kevorkian                        27,551          $0.10        $2,755.10       5/1/02-7/31/02
10 Bluff Road                         27,551          $0.10        $2,755.10       8/1/02-10/31/02
Glenn Cove, NY                        27,551          $0.10        $2,755.10       9/1/02-11/30/02
                                      27,551          $0.10        $2,755.10       10/1/02-12/15/02
                                      27,551          $0.10        $2,755.10       12/1/02-1/15/03
                                      27,551          $0.10        $2,755.10       1/1/03-2/15/03
                                      27,551          $0.10        $2,755.10       2/1/03-3/15/03

Jeffrey C. Taylor                     27,551          $0.10        $2,755.10       5/1/02-7/31/02
90 Edgewater Dr.,                     27,551          $0.10        $2,755.10       8/1/02-10/31/02
PH 24                                 27,551          $0.10        $2,755.10       9/1/02-11/30/02
Coral Gables, FL 33133                27,551          $0.10        $2,755.10       10/1/02-12/15/02
                                      27,551          $0.10        $2,755.10       12/1/02-1/15/03
                                      27,551          $0.10        $2,755.10       1/1/03-2/15/03
                                      27,551          $0.10        $2,755.10       2/1/03-3/15/03

The Nelson Trust,                     27,551          $0.10        $2,755.10       5/1/02-7/31/02
Shari Schulweis, Trustee              27,551          $0.10        $2,755.10       8/1/02-10/31/02
22 Bittern Drive                      27,551          $0.10        $2,755.10       9/1/02-11/30/02
                                      27,551          $0.10        $2,755.10       10/1/02-12/15/02
                                      27,551          $0.10        $2,755.10       12/1/02-1/15/03
                                      27,551          $0.10        $2,755.10       1/1/03-2/15/03
                                      27,551          $0.10        $2,755.10       2/1/03-3/15/03




William Bosso,                        27,551          $0.10        $2,755.10       5/1/02-7/31/02
400 Hampton View Court                27,551          $0.10        $2,755.10       8/1/02-10/31/02
Alpharetta, Georgia 30004             27,551          $0.10        $2,755.10       9/1/02-11/30/02
                                      27,551          $0.10        $2,755.10       10/1/02-12/15/02
                                      27,551          $0.10        $2,755.10       12/1/02 -1/15/03
                                      27,551          $0.10        $2,755.10       1/1/03-2/15/03
                                      27,551          $0.10        $2,755.10       2/1/03-3/15/03

Rudolph Services Group, Inc.          27,551          $0.10        $2,755.10       5/1/02-7/31/02
780 S. Sapadilla Avenue               27,551          $0.10        $2,755.10       8/1/02-10/31/02
Suite 406                             27,551          $0.10        $2,755.10       9/1/02-11/30/02
West Palm Beach, Florida 33401        27,551          $0.10        $2,755.10       10/1/02-12/15/02
                                      27,551          $0.10        $2,755.10       12/1/02-1/15/03
                                      27,551          $0.10        $2,755.10       1/1/03-2/15/03
                                      27,551          $0.10        $2,755.10       2/1/03-3/15/03

Mario Chang                           27,551          $0.10        $2,755.10       5/1/02-7/31/02
13337 South Street                    27,551          $0.10        $2,755.10       8/1/02-10/31/02
Suite 188                             27,551          $0.10        $2,755.10       9/1/02-11/30/02
Cerritos, California 90703-7300       27,551          $0.10        $2,755.10       10/1/02-12/15/02
                                      27,551          $0.10        $2,755.10       12/1/02-1/15/03
                                      27,551          $0.10        $2,755.10       1/1/03-2/15/03
                                      27,551          $0.10        $2,755.10       2/1/03-3/15/03
